                                                                      EXHIBIT 23

                   CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS

      WE CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENT OF THE HERTZ CORPORATION ON FORM S-3 (FILE NO. 33-54183) OF OUR REPORT DATED JANUARY 26, 1996, ON OUR AUDITS OF THE CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE OF THE HERTZ CORPORATION AS OF DECEMBER 31, 1995, AND 1994, AND FOR EACH OF THE TWO YEARS ENDED DECEMBER 31, 1995, WHICH REPORT IS INCLUDED IN THIS ANNUAL REPORT ON FORM 10-K.

                                                        COOPERS & LYBRAND L.L.P.

PARSIPPANY, NEW JERSEY
MARCH 13, 1996

      AS INDEPENDENT PUBLIC ACCOUNTANTS, WE HEREBY CONSENT TO THE INCORPORATION OF OUR REPORT INCLUDED IN THIS ANNUAL REPORT ON FORM 10-K, INTO THE HERTZ CORPORATION'S PREVIOUSLY FILED REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 33-54183).

                                                        ARTHUR ANDERSEN LLP

NEW YORK, NEW YORK
MARCH 13, 1996